Exhibit 10.1

Boston Scientific Corporation Amended and Restated 2011 Long-Term Incentive Plan
Global Non-Qualified Stock Option Agreement

This Global Non-Qualified Stock Option Agreement (the “Agreement”), is between you and Boston Scientific Corporation, a Delaware corporation, (the “Company”) in connection with the Non-Qualified Stock Option Award granted to you by the Committee under the Boston Scientific Corporation Amended and Restated 2011 Long-Term Incentive Plan (the “Plan”). This Agreement sets forth the terms and conditions relating to your Stock Option pursuant to the Plan. Capitalized terms used but not defined in this Agreement shall have the same meaning as assigned to them in the Plan. The applicable terms and conditions of the Plan are incorporated into and made a part of this Agreement.

    1.    Grant of Stock Option. The Committee hereby grants you a Stock Option to purchase that number of shares of Stock set forth in your Equity Award and Acceptance Summary (the “Option Shares”) at the price set forth herein (the “Grant Price”). The Grant Price is equal to the Fair Market Value of the Company’s Stock on the Grant Date.

    2.    Term and Vesting of Stock Option. Except as otherwise provided in Section 4 below, your Stock Option shall have a term of ten (10) years from date of grant until the “Expiration Date” and shall vest in accordance with the vesting schedule. If the Expiration Date falls on a date on which the New York Stock Exchange is closed for trading, the Expiration Date shall be the trading day immediately prior to the Expiration Date.

    3.    Exercise of Stock Option.

        (a)    While this Stock Option remains exercisable, you may exercise any vested portion of the Option Shares by delivering to the Company or its designee, in the form and at the location specified by the Company, notice stating your intent to exercise a specified number of Option Shares and payment of the full Grant Price for the specified number of Option Shares. Payment in full for the Option Shares being exercised may be paid in such manner as the Committee may specify from time to time, in its sole discretion, including, but not limited to the following: (i) in cash, (ii) by certified check or bank draft payable in U.S. dollars (US$) to the order of the Company, (iii) in whole or in part in shares of Stock owned by you, valued at Fair Market Value, or (iv) if available to you, via cashless exercise, by which you deliver to your securities broker instructions to sell a sufficient number of shares of Stock to cover the Grant Price for the Option Shares, any applicable tax obligations and the brokerage fees and expenses associated therewith. Notwithstanding the foregoing, if you reside in a country where the local laws and/or regulations preclude the remittance of currency out of the country for purposes of paying the Grant Price for the Option Shares being exercised, require the Company, its Affiliates and/or you to secure any legal or regulatory approvals or complete any legal or regulatory filings,

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or undertake any additional steps for remitting currency out of the country, the Company may restrict the method of exercise to a form of cashless exercise (either a cashless “sell all” exercise and/or a cashless “sell to cover” exercise) as it shall determine in its sole discretion.

        The exercise date applicable to your exercise of the specified number of Option Shares pursuant to this Section 3 will be deemed to be the date on which the Company receives your irrevocable commitment to exercise the Option Shares in writing, subject to your payment in full of the Option Shares to be exercised within 10 (ten) days of the notice of exercise of the Option Shares to be exercised. The notice and payment in full of the Option Shares being exercised, must be received by the Company or its designee on or prior to the last day of the Stock Option term, as set forth in Section 2 above, except as provided in Section 4 below.

        Upon the Company’s determination that there has been a valid exercise of the Option Shares, the Company shall issue certificates in accordance with the terms of this Agreement or cause the Company’s transfer agent to make the necessary book entries for the shares of Stock subject to the exercised Option Shares. However, the Company shall not be liable to you, your personal representative or your successor(s)-in-interest for damages relating to any delays in issuing the certificates or in making book entries, any loss of the certificates, or any mistakes or errors in the issuance of the certificates or in making book entries, or in the certificates themselves.

        (b)    Notwithstanding Section 3(a), you acknowledge that, except as otherwise determined by the Committee, any portion of the Option that has vested and is after vested, exercisable and outstanding on the Expiration Date (or, if earlier, the last trading day of the term of the Stock Option in the event that your employment terminates due to Retirement and not for other reasons) (the “Automatic Exercise Date”) shall be deemed to have been exercised automatically by you at such time without any further action by you, provided (i) you have accepted the Option and this Agreement under the procedures specified by the Administrator from time to time, (ii) the Fair Market Value of one share of Stock exceeds the Grant Price per share of Stock by at least one dollar (or such other minimum value as the Administrator may determine from time to time upon notice to you in advance of the Automatic Exercise Date), and (iii) the Option remains outstanding on the last day of its full term. An exercise pursuant to this Section 3(b) shall be made through a “net exercise” procedure pursuant to which the Company shall deliver to you the number of shares of Stock for which the Option was deemed exercised, less the number of Shares sufficient to pay the total Grant Price and, unless otherwise determined by the Company, any withholding for Tax-Related Items (as defined in Section 10 of this Agreement).

    4.    Termination of Employment.

        (a)    In the event that your employment terminates due to death or Disability (as such term is defined in the Plan or determined under local law, as applicable), all remaining unexercised portion(s) of your Stock Option shall immediately vest and become exercisable by

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you or your appointed representative, as the case may be, until the expiration of the term of the Stock Option or such other term as the Committee may determine at or after grant, provided that such exercise period does not extend beyond the original term of the Stock Option.

        (b)    Provided that you have remained in continuous service with the Company or an Affiliate through the first anniversary of the Grant Date, in the event your employment terminates due to Retirement, all remaining unexercised portion(s) of your Stock Option shall immediately vest and become exercisable by you until the Expiration Date or such other term as the Committee may determine at or after grant, provided that such exercise period does not extend beyond the original Expiration Date of the Stock Option. For purpose of this Section 4, a “Retirement” shall not include (i) a termination of your employment for Cause (as defined in Section 5 of this Agreement), as determined in the sole discretion of the Company or (ii) a resignation by you after being notified that the entity that employs you has elected to terminate your employment for Cause.

        (c)    In the event that your employment terminates due to Retirement prior to the first anniversary of the Grant Date, the Option Shares shall immediately be forfeited in their entirety.

        (d)    Upon termination of your employment for reasons other than for Cause (as defined in Section 5 of this Agreement), death, Disability or Retirement, you shall have the shorter of (i) one (1) year from the date of termination and (ii) the remaining term of the Stock Option to exercise all vested Option Shares. Immediately upon termination of your employment for reasons other than for Cause, death, Disability or Retirement, all unvested Option Shares shall be forfeited; provided, however, that the Committee, in its sole discretion, may extend the exercise period and/or accelerate vesting of any unvested Option Shares (provided that such exercise period does not extend beyond the original term of the Stock Option). Your termination date shall be the last day of your active service with the Company or an Affiliate (if applicable).

        (e)    Any unexercised Option Shares (whether vested or unvested) shall be cancelled and forfeited immediately upon notice to you of your termination for Cause (as defined in Section 5 of this Agreement).

        (f)    The Option Shares, to the extent unexercised on the date following the end of any period described above or the term of the Stock Option set forth above in Section 2, shall thereupon be forfeited.

        (g)    Notwithstanding anything to the contrary in the Plan or the Agreement, and for purposes of clarity, any termination of employment shall be effective as of the date your active employment ceases and shall not be extended by any statutory or common law notice of termination period.

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        (h)    Any one of your permitted transferee(s) (pursuant to Section 9 below) shall receive the rights herein granted subject to the terms and conditions of this Agreement and any applicable Addendum. No transfer of this Stock Option shall be approved and effected by the Administrator unless (i) the Administrator shall have been timely furnished with written notice of such transfer and any copies of such notice as the Committee may deem, in its sole discretion, necessary to establish the validity of the transfer; (ii) the transferee or transferees shall have agreed in writing to be bound by the terms and conditions of this Agreement and any applicable Addendum; and (iii) such transfer complies with applicable laws and regulations.

        (i)    If you are a resident or employed in a country that is a member of the European Union, the grant of the Stock Option and this Agreement are intended to comply with the age discrimination provisions of the EU Equal Treatment Framework Directive, as implemented into local law (the “Age Discrimination Rules”). To the extent that a court or tribunal of competent jurisdiction determines that any provision of the Stock Option is invalid or unenforceable, in whole or in part, under the Age Discrimination Rules, the Company, in its sole discretion, shall have the power and authority to revise or strike such provision to the minimum extent necessary to make it valid and enforceable to the full extent permitted under local law.

        (j)    If you reside or work in a country where the local foreign exchange rules and regulations require the repatriation of sale proceeds, the Company may require you to sell any Option Shares you acquire under the Plan immediately or within a specified period following your termination of employment (in which case, this Agreement shall give the Company the authority to issue sales instructions on your behalf).

5.    Definition of “Cause”.

(a)    For purposes of this Agreement, “Cause” shall mean termination of your employment by the entity that employs you as a result of the occurrence of any of the following, as determined by the Company in its sole discretion:

(i)your violation of the Company’s Code of Conduct or your violation of any written policy of the Company;

(ii)your breach of your Agreement Concerning Employment, if any, or any other written agreement between you and the Company or the entity that employs you (if different);

(iii)your commission of an act of fraud, embezzlement, dishonesty or theft in connection with your duties or in the course of your employment;

(iv)your engaging in any gross or willful misconduct that causes harm, or is likely to cause harm, to the Company’s business or its reputation;

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(v)your being charged with, convicted of, or pleading guilty or no contest to, any felony or any other crime involving dishonesty or moral turpitude; or

(vi)your failure to substantially perform the essential duties of your employment (other than such failure resulting from your Retirement, Death or Disability as set forth in Section 4 of this Agreement).

6.    Change in Control. To the extent that you have not entered into a Change in Control Agreement with the Company and except as the Administrator (as defined in the Plan) may otherwise determine, immediately prior to a Change in Control (as defined in the Plan), any unvested portion of the Stock Option shall vest and become exercisable. In addition, the Stock Option shall terminate immediately prior to the Change in Control unless the Stock Option is exercised coincident therewith or assumed in accordance with the immediately following sentence. If there is a surviving or acquiring entity, the Administrator may provide for a substitution or assumption of the Stock Option by the acquiring or surviving entity or an affiliate thereof, on such terms as the Administrator determines. If there is no surviving or acquiring entity, or if the Administrator does not provide for a substitution or assumption of the Stock Option, any unvested portion of the Stock Option shall vest and become exercisable on a basis that gives you a reasonable opportunity to participate as a stockholder in the Change in Control. If you have entered into a Change in Control agreement with the Company, the Stock Option will vest according to the provisions of the Change in Control agreement.

    7.    Recoupment Policies.

    (a)    Executive Committee Recoupment Policy. Pursuant to the Company’s recoupment policy and to the extent permitted by governing law, the Board, in its discretion, may seek Recovery of the Award granted to you if you are a Current Executive Committee Member or Former Executive Committee Member and, in the judgment of the Board, you, while serving in such capacity as a Current Executive Committee Member, commit misconduct or a gross dereliction of duty that results in a material violation of Company policy and causes significant harm to the Company.

        (i)    Definitions. The following terms, when used in this Section 7, shall have the meaning set forth below:

        (1)    “Current Executive Committee Member” means any individual currently designated as a corporate officer of the Company who is in an organizational job level of E-4 or E-5 (or any equivalent level under any future organizational framework).

                    (2)          “Former Executive Committee Member” means any individual previously (but not currently) designated as a corporate officer of the Company who was in an organizational job level of E-4 or E-5 (or any equivalent level under any future organizational framework).

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                 (3)          “Recovery” means the forfeiture or cancellation of unexercised Stock Options, whether vested or unvested.

                (b)          Other Compensation Recoupment Authority.   The Stock Option and any compensation associated therewith and any proceeds therefrom are subject to forfeiture, recovery by the Company or other action pursuant to any compensation recovery policy (i) in effect as of the Grant Date, as such policy may be amended from time to time, which includes but is not limited to the Company’s Dodd-Frank Clawback Policy and (ii) any other compensation recovery policy adopted after the Grant Date to facilitate compliance with applicable law, including in response to the requirements of Section 10D of the Exchange Act, the U.S. Securities and Exchange Commission’s final rules thereunder, and any applicable listing rules or other rules and regulations implementing the foregoing.

(c)     Instructions to Brokerage Firm. For purposes of Sections 7(a) and 7(b) of this Agreement, you expressly and explicitly authorize the Company to issue instructions, on your behalf, to any brokerage firm and/or third party administrator engaged by the Company to hold any shares of Stock and other amounts acquired pursuant to the Stock Option to re-convey, transfer or otherwise return such shares of Stock and/or other amounts to the Company upon the Company’s enforcement of the Company’s recoupment policy, the Company’s Dodd-Frank Clawback Policy and any other compensation recovery policy adopted by the Board or the Committee.

(d)     No Constructive Termination. No recovery of compensation as described in this Section 7 will be an event giving rise to your right to resign for “good reason” or “constructive termination” (or similar term) under any plan of, or agreement with, the Company and/or an Affiliate and you.

    8.    Restrictions on Shares; Legend on Certificate. Shares of Stock issued to you in certificate form or to your book entry account upon exercise of the Stock Option may be restricted from transfer or sale by the Company and evidenced by stop-transfer instructions upon your book entry account or restricted legend(s) affixed to certificates in the form as the Company or its counsel may require with respect to any applicable restrictions on sale or transfer.

    9.    Transferability. Except as required by law, you shall not sell, transfer, assign, pledge, gift, hypothecate or otherwise dispose of the Stock Option granted under this Agreement other than by will or the laws of descent and distribution or without payment of consideration to your Family Members or to trusts or other entities for the benefit of your Family Members. During your lifetime, the Stock Option is exercisable only by you, subject to Section 4 above.

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    10.    Satisfaction of Tax Obligations. Regardless of any action the Company or the Affiliate that employs you (the “Employer”) (if applicable) takes with respect to any or all income tax (including U.S. federal, state and local taxes and/or non-U.S. taxes), social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), you acknowledge and agree that the ultimate liability for all Tax-Related Items legally due by you is and remains your responsibility and that the Company and/or the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Stock Option, including the grant of the Stock Option, the vesting of the Stock Option, the exercise of the Stock Option, the subsequent sale of any shares of Stock acquired upon exercise of the Stock Option and the receipt of any dividends, and (b) do not commit to structure the terms of the grant or any aspect of the Stock Option to reduce or eliminate your liability for Tax-Related Items.

    Prior to the delivery of shares of Stock upon exercise of the Stock Option, if your country of residence (and/or the country of employment, if different) requires withholding of Tax-Related Items, the Company may withhold a sufficient whole number of shares of Stock otherwise issuable upon exercise of the Stock Option that has an aggregate Fair Market Value sufficient to pay the Tax-Related Items required to be withheld with respect to the shares of Stock, or to the extent it would not result in adverse accounting treatment, the Company may, in its sole discretion, withhold shares of Stock based on a rate of up to the maximum applicable withholding rate. If the obligation for Tax-Related Items is satisfied by withholding shares of Stock to be issued upon exercise of the Stock Option, for tax purposes, you are deemed to have been issued the full number of shares of Stock subject to the Stock Option, notwithstanding that a number of shares of Stock are withheld solely for the purpose of paying the Tax-Related Items. You will have no further rights with respect to any shares of Stock that are retained by the Company pursuant to this provision. By accepting the Stock Option, you expressly consent to the withholding of shares of Stock as provided for hereunder.

    Alternatively, you hereby authorize the Company (on your behalf and at your direction pursuant to this authorization) to immediately sell a sufficient whole number of shares of Stock acquired upon exercise resulting in sale proceeds sufficient to pay the Tax-Related Items required to be withheld. You agree to sign any agreements, forms and/or consents that reasonably may be requested by the Company (or the Company’s designated brokerage firm) to effectuate the sale of the shares of Stock (including, without limitation, as to the transfer of the sale proceeds to the Company to satisfy the Tax-Related Items required to be withheld). Further, the Company or the Employer may, in its discretion, withhold any amount necessary to pay the Tax-Related Items from your salary or any other amounts payable to you, with no withholding of shares of Stock or sale of shares of Stock, or may require you to submit a cash payment equivalent to the Tax-Related Items required to be withheld with respect to the exercised Stock Option.

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    All other Tax-Related Items related to the Stock Option and any shares of Stock delivered in payment thereof are your sole responsibility. In no event, shall whole shares of Stock be withheld by or delivered to the Company in satisfaction of any Tax-Related Items in excess of the maximum statutory tax withholding required by law. You agree to indemnify the Company and its Affiliates against any and all liabilities, damages, costs and expenses that the Company and its Affiliates may hereafter incur, suffer or be required to pay with respect to the payment or withholding of any Tax-Related Items.

    The Stock Option is intended to be exempt from the requirements of Section 409A of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). The Plan and this Agreement shall be administered and interpreted in a manner consistent with this intent. If the Company determines that the Agreement is subject to Code Section 409A and that it has failed to comply with the requirements of that Section, the Company may, in its sole discretion, and without your consent, amend this Agreement to cause it to comply with Code Section 409A or be exempt from Code Section 409A.

    11.    Repatriation and Legal/Tax Compliance Requirements. If you are a resident or employed outside of the United States, you agree to repatriate all payments attributable to the shares of Stock and/or cash acquired under the Plan (including, but not limited to, dividends and any proceeds derived from the sale of the shares of Stock acquired pursuant to the Stock Option) in accordance with local foreign exchange rules and regulations in your country of residence (and country of employment, if different). In addition, you agree to take any and all actions, and consent to any and all actions taken by the Company and the Employer, as may be required to allow the Company and the Employer to comply with local laws, rules and regulations in your country of residence (and country of employment, if different). Finally, you agree to take any and all actions as may be required to comply with your personal legal and tax obligations under local laws, rules and regulations in your country of residence (and country of employment, if different).

12.    Data Privacy. You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this Agreement and any other Stock Option grant materials by and among, as applicable, the Employer, the Company and its Affiliates for the exclusive purpose of implementing, administering and managing your participation in the Plan.

    You understand that the Company and the Employer may hold certain personal information about you, including (but not limited to) your name, home address, email address and telephone number, date of birth, social insurance, passport or other identification number (e.g., resident registration number), salary, nationality, job title, any shares of Stock or directorships held in the Company, and details of all Stock Options awarded to you or any other entitlements to shares of Stock awarded, canceled, exercised, vested, unvested or outstanding in your favor (“Data”) for the purpose of implementing, managing and administering the Plan.

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You understand that Data may be transferred to any third parties assisting the Company with the implementation, administration and management of the Plan, including but not limited to Morgan Stanley Smith Barney LLC and its affiliates (“Morgan Stanley”) or any successor or any other third party that the Company or Morgan Stanley (or its successor) may engage to assist with the administration of the Plan from time to time. You understand the recipients of the Data may be located in your country, in the United States or elsewhere, and that the recipients’ country may have different data privacy laws and protections than your country. You understand that you may request a list with the names and addresses of any potential recipients of the Data by contacting your local human resources representative.

You authorize the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing your participation in the Plan. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom you may elect to deposit any shares of Stock acquired upon exercise of the Stock Option. You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consent herein, in any case without cost, by contacting in writing your local human resources representative. Further, you understand that you are providing the consent herein on a purely voluntary basis. If you do not consent, or if you later revoke your consent, your employment status or service with the Employer will not be adversely affected; the only consequence of refusing or withdrawing your consent is that the Company would not be able to grant you Stock Options or other equity awards or administer or maintain such awards. Therefore, you understand that refusing or withdrawing your consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.

    13.    Nature of Grant. By participating in the Plan, you acknowledge, understand and agree that:
(a)the Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Administrator at any time, to the extent permitted by the Plan;

(b)the grant of the Stock Option is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants or benefits in lieu of Stock Options, even if Stock Options have been granted in the past;

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(c)all decisions with respect to future grants of Stock Options, if any, will be at the sole discretion of the Administrator;

(d)the Stock Option grant and your participation in the Plan shall not create a right to employment or be interpreted as forming an employment or service contract with the Company, the Employer or Affiliate and shall not interfere with the ability of the Company, the Employer or any Affiliate, as applicable, to terminate your employment or service relationship (if any);

(e)you are voluntarily participating in the Plan;

(f)the Stock Option is not intended to replace any pension rights or compensation;

(g)the Stock Option, the shares of Stock subject to the Stock Option, and the income and value of same are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, holiday pay, pension or retirement or welfare benefits or similar payments;

(h)the future value of the shares of Stock subject to the Stock Option is unknown, indeterminable and cannot be predicted with certainty;

(i)no claim or entitlement to compensation or damages shall arise from (i) the forfeiture of the Stock Option resulting from the termination of your employment or other service relationship (for any reason and whether or not in breach of local labor laws and whether or not later found to be invalid) and/or (ii) the forfeiture or cancellation of the Stock Option and/or recoupment of any shares of Stock, cash, or other benefits acquired under the Plan resulting from the application of the Company’s recoupment policies contemplated under Section 7 of this Agreement;

(j)unless otherwise agreed with the Company in writing, the Stock Option, the shares of Stock subject to the Stock Option, and the income from and value of same are not granted as consideration for, or in connection with, any service you may provide as a director of an Affiliate;
(k)for purposes of the Stock Option, your employment or other service relationship will be considered terminated as of the date you are no longer actively providing services to the Company or one of its Affiliates (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any), and unless otherwise expressly provided in this Agreement or determined by the Company, the period (if any) during which you may exercise the Option will commence as of such date and will not be extended by any notice period mandated under employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any; the Administrator shall have the exclusive discretion to

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determine when you are no longer actively providing services for purposes of the Stock Option grant (including whether you may still be considered to be providing services while on an approved leave of absence); and

(l)the following provisions apply only if you are providing services outside the United States: (A) the Stock Option, the shares of Stock subject to the Stock Option, and the income from and value of same are not part of normal or expected compensation or salary for any purpose; and (B) neither the Company, the Employer nor any Affiliate shall be liable for any foreign exchange rate fluctuation between your local currency and the U.S. dollar that may affect the value of the Stock Option or of any amount due to you pursuant to the exercise of the Stock Option or the subsequent sale of any shares of Stock acquired upon exercise.

    14.    Securities Laws. Upon the acquisition of any shares of Stock pursuant to the exercise of the Stock Option, you will make or enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with applicable securities laws or with the Plan.

    15.    Not a Public Offering. Neither the grant of the Stock Option under the Plan nor the issuance of the underlying shares of Stock upon exercise of the Stock Option is intended to be a public offering of securities in your country of residence (and country of employment, if different). The Company has not submitted any registration statement, prospectus or other filings to the local securities authorities unless otherwise required under local law.

    16.    No Advice Regarding Grant. No Employee of the Company is permitted to advise you regarding whether you should purchase shares of Stock under the Plan. Investment in shares of Stock involves a degree of risk. Before deciding to purchase shares of Stock pursuant to the Stock Option, you should carefully consider all risk factors relevant to the acquisition of shares of Stock under the Plan, and you should carefully review all of the materials related to the Stock Option and the Plan. You are hereby advised to consult with your own personal tax, legal and financial advisors before taking any action related to the Plan.

    17.    Insider Trading Restrictions/Market Abuse Laws. You acknowledge that, depending on your or your broker’s country of residence or where the shares of Stock are listed, you may be subject to insider trading restrictions and/or market abuse laws which may affect your ability to accept, acquire, sell or otherwise dispose of shares of Stock, rights to those shares of Stock (e.g., Stock Options) or rights linked to the value of shares of Stock (e.g., phantom awards, futures) during such times you are considered to have “inside information” regarding the Company, as defined in the laws or regulations in your country. Local insider trading laws and regulations may prohibit the cancellation or amendment of orders you placed before you possessed insider information. Furthermore, you could be prohibited from (i) disclosing the inside information to any third party (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Keep in mind that third parties include fellow employees. Any restrictions under these laws or regulations are separate from and

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in addition to any restrictions that may be imposed under any applicable Company insider trading policy. You acknowledge that it is your responsibility to comply with any restrictions and are advised to speak to a personal advisor on this matter.

    18.    Electronic Delivery of Documents. The Company may, in its sole discretion, deliver any documents related to the Stock Option and participation in the Plan, or future grants of Stock Options that may be granted under the Plan, by electronic means unless otherwise prohibited by local law. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party-designated by the Company.

    19.    Language. If you are resident outside of the United States, you hereby acknowledge and agree that it is your express intent that this Agreement and any applicable Addendum, the Plan and all other documents, notices and legal proceedings entered into, given or instituted pursuant to the Stock Option, be drawn up in English. You acknowledge that you are proficient in the English language and understand the terms of this Agreement or have had the ability to consult with an advisor who is sufficiently proficient in the English language. If you have received this Agreement and any applicable Addendum, the Plan or any other documents related to the Stock Option translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control.

    20.    Addendum. Notwithstanding any provision of this Agreement to the contrary, the Stock Option shall be subject to any special terms and conditions for your country of residence (and country of employment, if different) as are forth in the applicable addendum to the Agreement (the “Addendum”). Further, if you transfer your residence and/or employment to another country reflected in the Addendum to this Agreement, the special terms and conditions for such country will apply to you to the extent the Company determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable in order to comply with local law or to facilitate the administration of the Plan (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate your transfer). Any applicable Addendum shall constitute part of this Agreement.

    21.    Additional Requirements. The Administrator reserves the right to impose other requirements on the Stock Option, any shares of Stock acquired pursuant to the Stock Option and your participation in the Plan to the extent the Administrator determines, in its sole discretion, that such other requirements are necessary or advisable in order to comply with local laws or to facilitate the administration of the Plan. Such requirements may include (but are not limited to) requiring you to sign any agreements or undertakings that may be necessary to accomplish the foregoing.

    22.    Legal Notices. Any legal notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to you at the address appearing in the personnel records of the Company for you or

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to either party at such other address as either party may designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

    23.    Choice of Law and Venue. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of The Commonwealth of Massachusetts (without regard to the conflicts of laws principles) and applicable federal laws. For purposes of litigating any dispute under the Agreement, including the Addendum, the parties hereby submit to and consent to the exclusive jurisdiction of The Commonwealth of Massachusetts and agree that such litigation shall be conducted only in the courts of Boston or the federal courts for the United States for the District of Massachusetts, and no other courts where the grant of the Stock Option is made and/or to be performed.

    24.    Award Subject to Plan; Conflicts.    The Stock Option granted pursuant to this Agreement and any applicable Addendum is subject to the Plan. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. This Agreement contains terms and provisions established by the Committee specifically for the grant described herein. Unless the Committee has exercised its authority under the Plan to establish specific terms of an Award, the terms of the Plan shall govern. Subject to the limitations set forth in the Plan, the Committee retains the right to alter or modify the Stock Option granted under this Agreement as the Committee may determine are in the best interests of the Company. You hereby accept the Stock Option subject to all the terms and provisions of the Plan and this Agreement and agree that all decisions under, and interpretations of, the Plan and this Agreement by the Administrator, Committee or the Board shall be final, binding and conclusive upon you and your heirs and legal representatives.

    25.    Headings. The headings contained in this Agreement are for convenience only and shall not affect the meaning or interpretation of this Agreement.

    26.    Severability. You agree that the provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable

27.     Waiver. You understand that the waiver by the Company with respect to your compliance of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach of a provision of this Agreement.

    28.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

–Rev 1. 2024

    IN WITNESS WHEREOF, the Company, by its duly authorized officer, and the Optionee have executed and delivered this Agreement effective as of the date and year first above written.

                    BOSTON SCIENTIFIC CORPORATION

                    Michael F. Mahoney
President and Chief Executive Officer

–Rev 1. 2024

BOSTON SCIENTIFIC CORPORATION

ADDENDUM TO THE AWARD AGREEMENT
RELATING TO NON-QUALIFIED STOCK OPTIONS GRANTED
PURSUANT TO THE
AMENDED AND RESTATED 2011 LONG-TERM INCENTIVE PLAN

In addition to the terms of the Plan and the Agreement, the Stock Option is subject to the following additional terms and conditions. All defined terms contained in this Addendum shall have the same meaning as set forth in the Plan and the Agreement. Pursuant to Section 20 of the Agreement, if you transfer your residence and/or employment to another country reflected in an Addendum, the additional terms and conditions for such country (if any) will apply to you to the extent the Company determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable in order to comply with local law or to facilitate the administration of the Plan (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate your transfer).

EUROPEAN UNION (“EU”) / EUROPEAN ECONOMIC AREA (“EEA”), UNITED KINGDOM AND SWITZERLAND

Personal Data. This provision replaces Section 12 of the Agreement:

Pursuant to applicable personal data protection laws, the Company and the Employer hereby notify you of the following in relation to your Personal Data (defined below) and the collection, processing and transfer in electronic or other form of such Personal Data in relation to the grant of the Stock Option and your participation in the Plan. The collection, processing and transfer of your Personal Data is necessary for the legitimate purpose of the Company and the Employer’s administration of the Plan and your participation in the Plan, and your denial and/or objection to the collection, processing and transfer of Personal Data may affect your participation in the Plan. As such, by accepting the Award, you acknowledge the collection, use, processing and transfer of Personal Data as described herein.

You understand that the Company and the Employer hold certain personally identifiable information about you, specifically, your name, home address and telephone number, date of birth, social security number or other employee identification number, salary, nationality, job title, any shares of Stock or directorships held in the Company, details of all Stock Options or

–Rev 1. 2024

any other entitlement to shares of Stock awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the purpose of managing and administering the Plan (“Personal Data”). The Personal Data may be provided by you to or collected, where lawful, from third parties. The Company or the Employer each act as controllers of the Personal Data and will process the Personal Data in this context for the exclusive legitimate purpose of implementing, administering and managing your participation in the Plan and meeting related legal obligations associated with these actions.

The processing will take place through electronic and non-electronic means according to logics and procedures correlated to the purposes for which the Personal Data was collected and with confidentiality and security provisions as set forth by applicable laws and regulations. Personal Data will be accessible within the Company’s organization only by those persons requiring access for purposes of the implementation, administration and operation of the Plan and other aspects of the employment relationship and for participation in the Plan.

The Company and the Employer will transfer Personal Data amongst themselves as necessary for the purpose of implementation, administration and management of your participation in the Plan, and the Company and the Employer may each further transfer Personal Data to third parties assisting the Company or the Employer in the implementation, administration and management of the Plan, including Morgan Stanley Smith Barney LLC and its affiliates or any successor or other third party that the Company, the Employer or Morgan Stanley Smith Barney LLC and its affiliates (or its successor) may engage to assist with the administration of the Plan from time to time. These recipients may be located in the EU/EEA, the United Kingdom, Switzerland or elsewhere throughout the world, such as the United States. By participating in the Plan, you understand that these recipients may receive, possess, use, retain and transfer the Personal Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Personal Data as may be required for the administration of the Plan and/or the subsequent holding of shares of Stock on your behalf to a broker or other third party with whom you may elect to deposit any shares of Stock acquired pursuant to the Plan. You further understand that you may request a list with the names and addresses of any potential recipients of your Personal Data by contacting your local Human Resources manager or the Company’s Human Resources Department. When transferring Personal Data to these potential recipients, the Company and the Employer provide appropriate safeguards in accordance with EU Standard Contractual Clauses or other legally binding and permissible arrangements. You may request a copy of such safeguards from your local human resources manager or the Company’s Human Resources Department.

To the extent provided by law, you may, at any time, have the right to request: access to Personal Data, rectification of Personal Data, erasure of Personal Data, restriction of processing of Personal Data, and portability of Personal Data. You may also have the right to object, on grounds related to a particular situation, to the processing of Personal Data, as well

–Rev 1. 2024

as opt-out of the Plan herein, in any case without cost, by contacting in writing your Human Resources manager. Your provision of Personal Data is a contractual requirement. You understand, however, that the only consequence of refusing to provide Personal Data is that the Company may not be able to grant the Stock Option to you, or grant other equity awards or administer or maintain such equity awards. For more information on the consequences of your refusal to provide Personal Data, you understand that you may contact your local human resources manager or the Company’s Human Resources Department.

When the Company and the Employer no longer need to use Personal Data for the purposes above or do not need to retain it for compliance with any legal or regulatory purpose, each will take reasonable steps to remove Personal Data from their systems and/or records containing the Personal Data and/or take steps to properly anonymize it so that you can longer be identified from it.

ARGENTINA

Type of Offering. Neither the grant of the Stock Option, nor the issuance of shares of Stock subject to the grant, constitutes a public offering.

AUSTRALIA

Securities Notification. You understand that the grant of the Stock Option pursuant to the Plan in Australia is being made under Division 1A of Part 7.12 of the Corporations Act 2001 (Cth). Please note that if you offer shares of Stock acquired under the Plan for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law. You should obtain legal advice on your disclosure obligations prior to making any such offer. Participation in the Plan is subject to the terms and conditions set forth in the Australian ESS Offer Document, (which is attached hereto as Annex I), the Plan and the Agreement.

Breach of Law. Notwithstanding anything to the contrary in the Agreement or the Plan, you will not be entitled to, and shall not claim any benefit (including without limitation a legal right) under the Plan if the provision of such benefit would give rise to a breach of Part 2D.2 of the Corporations Act 2001 (Cth), any other provision of that Act, or any other applicable statute, rule or regulation which limits or restricts the giving of such benefits.

AUSTRIA

No country-specific provisions.

–Rev 1. 2024

BELGIUM

Acceptance of Stock Option. In order for the Stock Option to be subject to taxation at the time of grant, you must affirmatively accept the Stock Option in writing within 60 days after the offer date by signing below and returning this original executed Addendum to:
Boston Scientific
Green Square
Lambroekstraat 5D
1831 Diegem
Belgium
Attn.: Nathalie Derue

I hereby accept ________ (number) Option Shares underlying the Stock Option granted to me by the Company on the Grant Date.

The undersigned acknowledges that he/she has been encouraged to discuss this matter with a financial and/or tax advisor and that this decision is made in full knowledge.

Employee Signature:        _______________________________

Employee Printed Name:    _______________________________

Date of Acceptance:        _______________________________

If you fail to affirmatively accept the Stock Option in writing within 60 days after the offer date, the Stock Option will not be subject to taxation at the time of grant but instead will be subject to taxation on the date you exercise the Stock Option (or such other treatment as may apply under Belgian tax law at the time of exercise).

Undertaking for Qualifying Option. If you are accepting the Stock Option in writing within 60 days after the offer date and wish to have the Stock Option subject to a lower valuation for Belgium tax purposes pursuant to the article 43, §6 of the Belgian law of 26 March 1999, you may agree and undertake to (a) not exercise the Stock Option before the end of the third calendar year following the calendar year in which the offer date falls, and (b) not transfer the Stock Option under any circumstances (except upon on rights your heir might have in the Stock Option upon your death). If you wish to make this undertaking, you must sign below and return this executed Addendum to the address listed above.
Employee Signature:        _______________________________

Employee Printed Name:    _______________________________

–Rev 1. 2024

BRAZIL

Compliance with Law. By accepting the Stock Option, you acknowledge that you agree to comply with applicable Brazilian laws and to pay any and all applicable taxes associated with the Stock Option, the receipt of any dividends, and the sale of shares of Stock acquired under the Plan.

Labor Law Policy and Acknowledgement. This provision supplements Section 13 of the Agreement:

By accepting the Stock Option, you agree that (i) the benefits provided under the Agreement and the Plan are the result of commercial transactions unrelated to your employment; (ii) the Agreement and the Plan are not a part of the terms and conditions of your employment; and (iii) the income from the Stock Option, if any, is not part of your remuneration from employment.

CANADA

Use of Previously Owned Shares. Notwithstanding any provision in Section 3 of the Agreement or the Plan to the contrary, if you are resident in Canada, you may not use previously-owned shares of Stock to pay the Grant Price or any Tax-Related Items in connection with the Stock Option.

Personal Data. This provision supplements Section 12 of the Agreement:

You hereby authorize the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. You further authorize the Company, any Affiliate and the Administrator to disclose and discuss the Plan with their advisors. You further authorize the Company and any Affiliate to record such information and to keep such information in your employee file.

Securities Law Information. You are permitted to sell shares of Stock acquired under the Plan through the designated broker appointed under the Plan, if any, provided that the sale of shares of Stock takes place outside Canada through the facilities of a stock exchange on which the shares of Stock are listed (i.e., the New York Stock Exchange).

Tax Information. All or a portion of the shares of Stock subject to the Stock Option may be “non-qualified securities” within the meaning of the Income Tax Act (Canada).

–Rev 1. 2024

Nature of Grant. The following provision supplements Section 13(k) of the Agreement:

For purposes of the Stock Options, your employment or service relationship will be considered terminated as of the earliest of: (a) the date that your employment or service relationship with the Company or one of its Affiliates is terminated; (b) the date that you receive a notice of termination of employment or service; and (c) the date upon which you cease to actively provide services, regardless of any period during which notice, pay in lieu of notice or related payments or damages are provided or required to be provided under local law. You will not earn or be entitled to any pro-rated vesting for that portion of time before the date on which your right to vest terminates, nor will you be entitled to any compensation for lost vesting. The Administrator shall have the exclusive discretion to determine when you are no longer actively providing services for purposes of the Stock Option grant (including whether you may still be considered to be providing services while on a leave of absence). Notwithstanding the foregoing, if applicable employment legislation explicitly requires continued entitlement to vesting during a statutory notice period, your right to vest in the Stock Options, if any, will terminate effective as of the last date of the minimum statutory notice period, but you will not earn or be entitled to pro-rated vesting if the vesting date falls after the end of your statutory notice period, nor will you be entitled to any compensation for lost vesting.

French Language Documents. The following provision will apply if you are a resident of Quebec:

A French translation of this Agreement and certain other documents related to the Stock Option will be made available to you as soon as reasonably practicable. You understand that, from time to time, additional information related to the Stock Option may be provided in English and such information may not be immediately available in French. However, upon request, the Company will provide a translation of such information into French as soon as reasonably practicable.  Notwithstanding anything to the contrary in the Agreement, and unless you indicate otherwise, the French translation of this Agreement and certain other documents related to the Stock Option will govern your participation in the Plan.

CHILE

Securities Law Information. The offer of the Stock Option constitutes a private offering of securities in Chile effective as of the Grant Date. This offer of the Stock Option is made subject to general ruling N° 336 of the Commission for the Financial Market (Comisión para el Mercado Financiero, “CMF”). The offer refers to securities not registered at the securities registry or at the foreign securities registry of the CMF, and, therefore, such securities are not subject to oversight of the CMF. Given that the Stock Option is not registered in Chile, the Company is not required to provide public information about the Stock Option or the shares of Stock in Chile. Unless the Stock Option and/or the shares of Stock are registered with the CMF, a public offering of such securities cannot be made in Chile.

–Rev 1. 2024

Esta oferta de opción sobre acciones (“Opción”) constituye una oferta privada de valores en Chile y se inicia en la Fecha de la Concesión. Esta oferta de Opción se acoge a las disposiciones de la Norma de Carácter General Nº 336 (“NCG 336”) de la Comisión para el Mercado Financiero de Chile (“CMF”). Esta oferta versa sobre valores no inscritos en el Registro de Valores o en el Registro de Valores Extranjeros que lleva la CMF, por lo que tales valores no están sujetos a la fiscalización de ésta. Por tratarse los Opciónes de valores no registrados en Chile, no existe obligación por parte de la Compañía de entregar en Chile información pública respecto de los Opciónes or sus Acciones. Estos valores no podrán ser objeto de oferta pública en Chile mientras no sean inscritos en el Registro de Valores correspondiente.

CHINA

The following provisions govern your participation in the Plan if you are a national of the People’s Republic of China (“China”) resident in mainland China, as determined by the Company in its sole discretion:

Mandatory Cashless Sell-All Exercise. As permitted under Section 3 of the Agreement and unless and until the Committee determines otherwise, the method of exercise of the Stock Option shall be limited to mandatory cashless, sell-all exercise.

Limitations on Exercisability Following Termination of Employment. Notwithstanding any provision in the Agreement or the Plan to the contrary, in the event your employment terminates for any reason, your Stock Option will no longer be exercisable after the earlier of: (i) the period set forth in Section 4 of the Agreement; (ii) the last day of the 90 day period beginning on the date of termination of employment (or such earlier date as may be required by China State Administration of Foreign Exchange (“SAFE”)); and (iii) the Expiration Date specified in Section 2 of the Agreement.

Exchange Control Restrictions. You understand and agree that, pursuant to local exchange control requirements, you will be required immediately to repatriate to China the proceeds from the sale of any shares of Stock acquired under the Plan. You further understand that such repatriation of proceeds may need to be effected through a special bank account established by the Company or its Affiliate, and you hereby consent and agree that proceeds from the sale of shares of Stock acquired under the Plan may be transferred to such account by the Company on your behalf prior to being delivered to you and that no interest shall be paid with respect to funds held in such account. The proceeds may be paid to you in U.S. dollars or local currency at the Company’s discretion. If the proceeds are paid to you in U.S. dollars, you understand that a U.S. dollar bank account in China must be established and maintained so that the proceeds may be deposited into such account. If the proceeds are paid to you in local currency, you acknowledge that the Company is under no obligation to secure any particular exchange conversion rate and that the Company may face delays in converting the proceeds to local currency due to exchange control restrictions. You agree to bear any currency fluctuation risk between the time the shares of Stock are sold and the net proceeds are converted into local currency and distributed to you.

–Rev 1. 2024

You further agree to comply with any other requirements that may be imposed by the Company and its Affiliates in the future in order to facilitate compliance with exchange control requirements in China.

Administration. The Company shall not be liable for any costs, fees, lost interest or dividends or other losses you may incur or suffer resulting from the enforcement of the terms of this Addendum or otherwise from the Company’s operation and enforcement of the Plan, the Agreement and the Award in accordance with Chinese law including, without limitation, any applicable SAFE rules, regulations and requirements.

The above requirements will not apply to non-Chinese nationals, unless otherwise required by the Company or by SAFE.

BY ELECTRONICALLY ACCEPTING THIS AGREEMENT, YOU ACKNOWLEDGE, UNDERSTAND AND AGREE TO THE TERMS AND CONDITIONS OF THE PLAN, THE AGREEMENT AND THIS ADDENDUM.

COLOMBIA

Nature of Grant. This provision supplements Section 13 of the Agreement:
You acknowledge that, pursuant to Article 128 of the Colombian Labor Code, the Plan and related benefits do not constitute a component of your “salary” for any legal purpose. Therefore, they will not be included and/or considered for purposes of calculating any and all labor benefits, such as legal/fringe benefits, vacations, indemnities, payroll taxes, social insurance contributions and/or any other labor-related amount which may be payable.

Securities Law Information. The shares of Stock are not and will not be registered with the Colombian registry of publicly held securities (Registro Nacional de Valores y Emisores) and, therefore, the shares of Stock may not be offered to the public in Colombia. Nothing in the Agreement should be construed as making a public offer of securities in Colombia.

COSTA RICA

No country-specific provisions.

CZECH REPUBLIC

No country-specific provisions.

–Rev 1. 2024

DENMARK

Treatment of Stock Option Upon Termination of Employment. Notwithstanding any provisions in the Agreement to the contrary, the treatment of the Stock Option upon your termination of employment shall be governed by the Danish Act on the Use of Rights to Purchase or Subscribe for Shares etc. in Employment Relationships (the “Stock Option Act”), as in effect at the time of your termination of employment (as determined by the Administrator, in its discretion, in consultation with legal counsel). You acknowledge having received an “Employer Information Statement” in Danish, which is being provided to comply with the Stock Option Act.

EGYPT

No country-specific provisions.

FINLAND

No country-specific provisions.

FRANCE

Nature of the Award. The Stock Option is not granted under the French specific regime provided by Articles L. 225-177 and seq. or L. 22-10-59 and L. 22-10-60 of the French commercial code, as amended.

Use of English Language. You acknowledge and agree that it is your express wish that this Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Vous reconnaissez et consentez que c’est votre souhait exprès qui cet accord, de meme que tous documents, toutes notifications et tous procédés légaux est entré dans, donné ou instituté conformément ci-annexé ou relatant directement ou indirectement ci-annexé, est formulé dans l’anglais.

GERMANY

Exchange Control Information. Cross-border payments in in excess of EUR 12,500 must be reported to the German Federal Bank (Bundesbank). If you make or receive a payment in excess of this amount (including if you acquire shares of Stock with a value in excess of this amount or sell shares of Stock via a foreign broker, bank or service provider and receive proceeds in excess of this amount) and/or if the Company withholds shares of Stock with a value in excess of EUR 12,500 to recover Tax-Related Items in connection with the Stock Option, you must report the payment and/or the value of the shares of Stock received and/or withheld to Bundesbank, either electronically using the “General Statistics Reporting Portal” (“Allgemeines Meldeportal

–Rev 1. 2024

Statistik”) available on the Bundesbank website (www.bundesbank.de) or via such other method (e.g., by email or telephone) as is permitted or required by Bundesbank. The report must be submitted monthly or within other such timing as is permitted or required by Bundesbank.

GREECE

No country-specific provisions.

HONG KONG

Lapse of Restrictions. If, for any reason, shares of Stock are issued to you within six months after the Grant Date, you agree that you will not sell or otherwise dispose of any such shares of Stock prior to the six-month anniversary of the Grant Date.

IMPORTANT NOTICE/WARNING. The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of the documents, you should obtain independent professional advice. The Stock Option and shares of Stock issued upon exercise do not constitute a public offering of securities under Hong Kong law and are available only to employees of the Company or its Affiliates. The Agreement, the Plan and other incidental communication materials have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong. The Stock Option is intended only for the personal use of each eligible employee of the Employer, the Company or any Affiliate and may not be distributed to any other person.

Wages. The Stock Option and shares of Stock subject to the Stock Option do not form part of your wages for the purposes of calculating any statutory or contractual payments under Hong Kong law.

Nature of Scheme. You understand that the Company specifically intends that the Plan will not be an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance (“ORSO”).

INDIA

Mandatory Cashless Sell-All Exercise. As permitted under Section 3 of the Agreement and unless and until the Committee determines otherwise, the method of exercise of the Stock Option shall be limited to mandatory cashless, sell-all exercise.

Exchange Control Information. You must repatriate any funds received in connection with the Stock Option (e.g., proceeds from the shares of Stock and the receipt of dividends) within such time as prescribed under applicable Indian exchange control laws, which may be amended from

–Rev 1. 2024

time to time. You should obtain a foreign inward remittance certificate (“FIRC”) from the bank in which you deposit the foreign currency and maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Employer requests proof of repatriation. It is the your responsibility to comply with these requirements. Neither the Company nor the Employer will be liable for any fines or penalties resulting from your failure to comply with any applicable laws. You may be required to provide information regarding funds received from participation in the Plan to the Company and/or the Employer to enable them to comply with their filing requirements under exchange control laws in India.

INDONESIA

No country-specific provisions.

IRELAND

No country-specific provisions.

ISRAEL

102 Sub-Plan. The Stock Option is granted to you pursuant to the Israeli Sub-Plan to the Boston Scientific Corporation Amended and Restated 2011 Long-Term Incentive Plan (the “Israeli Sub-Plan”), and is subject to the terms and conditions stated in the Israeli Sub-Plan, the Plan, and the Agreement, including this Addendum. By accepting the Stock Option you acknowledge and agree to be bound by the terms of the Israeli Sub-Plan and consent to the terms of the “Consent Letter - 102 Capital Gain Awards” attached hereto as Appendix A (the “Consent Letter”). If you do not affirmatively accept the Stock Option (and accordingly, the terms of the Israeli Sub-Plan, the Agreement and the Consent Letter) within ninety (90) days after the Grant Date, the Stock Option may not qualify under the capital gain tax treatment.

Until further election by the Company, the Stock Option and any shares of Stock received upon exercise of the Stock Option are intended to qualify for the tax treatment available in Israel pursuant to the provisions of the “capital gain track” under Section 102 (“Section 102”) of the Israeli Income Tax Ordinance [New Version], 1961 (the “ITO”), including the provisions of the Income Tax Rules (Tax Benefits in Shares Issuance to Employees), 2003 and any Tax Ruling. However, in the event the Stock Option does not meet the requirements of Section 102 of the ITO, such Stock Option and the underlying shares of Stock shall not qualify for the favorable tax treatment under the capital gain track. The Company makes no representations or guarantees that the Stock Option will qualify for favorable tax treatment and will not be liable or responsible if favorable tax treatment is not available under Section 102.

The Stock Option is subject to the trust (the “Trust”) established by the trust and services agreement (the “Trust Agreement”) with ESOP Management and Trust Services Ltd. (the “Trustee”). To receive the tax treatment provided for in Sections 102(b)(2) and 102(b)(3) of the

–Rev 1. 2024

ITO, shares of Stock acquired by you upon exercise of the Stock Option will be issued directly to the Trustee or controlled by the Trustee under a supervisory trustee arrangement, and will be held by the Trustee on your behalf or controlled by the Trustee at least until the end of the Required Holding Period (as defined in the Israeli Sub-Plan), which is currently twenty-four (24) months from the Grant Date, or any other period determined under the ITO as now in effect or as hereafter amended or by the Israeli Income Tax Authority. Subject to the conclusion of the Required Holding Period and any further period included herein, shares of Stock acquired by you upon exercise of the Stock Option will be held or controlled by the Trustee until their sale, unless you request to release the shares of Stock to your direct holding, in which case the release will be subject to the receipt by the Trustee of an acknowledgment from the Israeli Income Tax Authority that you have paid all applicable taxes due pursuant to the ITO and Section 102, or the Trustee withholds any applicable tax due pursuant to the ITO and Section 102. Notwithstanding the foregoing, in the event you elect to sell or release any shares of Stock acquired upon exercise of the Stock Option prior to the conclusion of the Required Holding Period, the tax consequences under Section 102 shall apply to and shall be borne solely by you, as further set forth in the Israeli Sub-Plan.

The Company may at its sole discretion replace the Trustee from time to time and instruct the transfer of all Stock Options and shares of Stock held and/or administered by such Trustee at such time to its successor and the provisions of your Agreement shall apply to the new Trustee mutatis mutandis.

Any and all Tax-Related Items due in relation to the Stock Option and shares of Stock shall be borne solely by you and in the event of death, by your heirs. The Company, the Employer and/or the Trustee shall withhold Tax-Related Items according to the requirements under the applicable laws, the rules, and regulations, including withholding Tax-Related Items at source. Furthermore, you hereby agree to indemnify the Company, the Employer and/or the Trustee and hold them harmless against and from any and all liability for any such Tax-Related Items or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such Tax-Related Items from any payment made to you. The Company, the Employer and/or the Trustee, to the extent permitted by law, shall have the right to deduct from any payment otherwise due to you, or from proceeds of the sale of any shares of Stock, an amount equal to any Tax-Related Items required by law to be withheld with respect to such shares of Stock. You will pay to the Company, the Employer or the Trustee any Tax-Related Items that the Company, the Employer or the Trustee may be required to withhold with respect to any shares of Stock that cannot be satisfied by the means previously described. The Company may refuse to deliver any shares of Stock if you fail to comply with your obligations in connection with the Tax-Related Items as described in this section. Any fees associated with any vesting, sale, transfer or any act in relation to the Stock Option and the shares of Stock, shall be borne by you. The Trustee, the Company and/or the Employer shall be entitled to withhold or deduct such fees from payments otherwise due to/from the Company, the Employer or the Trustee.

–Rev 1. 2024

Securities Law Information.  The Company has obtained from the Israel Securities Authority an exemption from the requirement to file a prospectus in relation to the Plan. Copies of the Plan and the Form S-8 registration statement for the Plan filed with the U.S. Securities and Exchange Commission are available by contacting your local human resources manager.

ITALY

Mandatory Cashless Sell-All Exercise. As permitted under Section 3 of the Agreement and unless and until the Committee determines otherwise, the method of exercise of the Stock Option shall be limited to mandatory cashless, sell-all exercise.

Plan. This provision supplements Section 13 of the Agreement: You further acknowledge that you have read and specifically and expressly approve the following sections of the Agreement: Grant of Stock Option, Exercise of Stock Option, Termination of Employment, Recoupment Policy, Satisfaction of Tax Obligations, Nature of Grant, and Choice of Law and Venue.
JAPAN

No country-specific provisions.

KAZAKHSTAN

Securities Law Information. This offer is addressed only to certain eligible employees of the Company and its Affiliates in the form of Shares to be issued by the Company, subject to the terms and conditions of the Agreement and the Plan. Neither the Plan nor the Agreement has been approved, nor do they need to be approved, by the National Bank of Kazakhstan. This offer is intended only for the original recipient and is not for general circulation in the Republic of Kazakhstan.

LEBANON

Securities Law Information. The Plan does not constitute the marketing or offering of securities in Lebanon pursuant to Law No. 161 (2011), the Capital Markets Law. Offerings under the Plan are being made only to eligible employees of the Company and its Affiliates.

MALAYSIA

Award Conditioned upon Election to Pay Taxes Directly to the Malaysian Inland Revenue Board. You understand and agree that your Award is conditioned upon your completing, signing and submitting a letter to your Employer, indicating your election to pay any income tax or other tax liability arising in connection with taxable income recognized under the Plan directly to the Malaysian Inland Revenue Board. (You may contact your Employer to request a form letter for

–Rev 1. 2024

this purpose.) You understand that if you fail to file such an election letter with your Employer, your Award will be null and void.

Consent to Collection, Processing and Transfer of Personal Data. This provision replaces Section 12 of the Agreement in its entirety:

–Rev 1. 2024

You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data, as described in this Addendum and any other grant materials by and among, as applicable, the Company and Affiliates for the exclusive purpose of implementing, administering and managing your participation in the Plan.

You understand that the Company and Affiliates may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of Stock or directorships held in the Company, details of all Stock Options or any other entitlement to shares of Stock awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”). The Data is supplied by the Company and also by you through information collected in connection with the Agreement and the Plan.

You understand that Data will be transferred to the current stock plan service providers or a stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. You understand that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than your country. You understand that if you reside outside the United States, you may request a list with the names and addresses of any potential recipients of the Data by contacting your local human resources representative:. You authorize the Company, the stock plan service provider and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan, including any transfer of such Data as may be required to a broker, escrow agent or other third party with whom the shares of Stock received upon exercise of the Stock Option may be deposited. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that if you reside outside the United States, you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data, limit the processing of Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative. Further, you understand that you are providing the consent herein on a purely voluntary basis. If you do not consent, or if you later seek to revoke your consent, your employment status or service and career with the Company will not be adversely affected; the only adverse consequence of refusing or withdrawing your consent is that the Company may not be able to grant you Stock Options or other equity awards or administer or maintain such awards. Therefore, you understand that refusing or withdrawing your consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.
Please take note that by electronically accepting this Agreement, you have confirmed that you explicitly, voluntarily and unambiguously consent to the collection, use and transfer of your personal data in accordance with the terms in this notification. However, if for any reason you do not consent to the processing of your personal data, you have the right to reject such consent by contacting your local human resources representative:.

Anda dengan ini secara eksplisit dan tanpa sebarang keraguan mengizinkan pengumpulan, penggunaan dan pemindahan, dalam bentuk elektronik atau lain-lain, data peribadi anda seperti yang diterangkan dalam Lampiran ini dan apa-apa bahan pemberian Opsyen saham terhad yang lain oleh dan di antara, seperti yang berkenaan, Syarikat dan Ahli Gabungan untuk tujuan eksklusif bagi melaksanakan, mentadbir dan menguruskan penyertaan anda di dalam Pelan.
Anda memahami bahawa Syarikat Ahli Gabungan mungkin memegang maklumat peribadi tertentu tentang anda, termasuk, tetapi tidak terhad kepada, nama anda, alamat rumah dan nombor telefon, tarikh lahir, nombor insurans sosial atau nombor pengenalan lain, gaji, kewarganegaraan, jawatan, apa-apa syer saham Biasa atau jawatan pengarah yang dipegang dalam Syarikat, butir-butir semua Opsyen saham terhad, atau apa-apa hak lain atas syer Biasa saham yang dianugerahkan, dibatalkan, dilaksanakan, terletak hak, tidak diletak hak ataupun yang belum dijelaskan bagi faedahanda, untuk tujuan eksklusif bagi melaksanakan, mentadbir dan menguruskan Pelan tersebut (“Data”). Data tersebut dibekalkan oleh Syarikat dan juga oleh anda berkenaan dengan Perjanjian dan Pelan.
Anda memahami bahawa Data ini akan dipindahkan kepada pembekal perkhidmatan pelan saham semasa atau pembekal perkhidmatan pelan saham yang mungkin dipilih oleh Syarikat pada masa depan, yang membantu Syarikat dengan pelaksanaan, pentadbiran dan pengurusan Pelan. Anda memahami bahawa penerima-penerima Data mungkin berada di Amerika Syarikat atau mana-mana tempat lain, dan bahawa negara penerima-penerima (contohnya, Amerika Syarikat) mungkin mempunyai undang-undang privasi data dan perlindungan yang berbeza daripada negara anda. Anda memahami bahawa sekiranya anda menetap di luar Amerika Syarikat, anda boleh meminta satu senarai yang mengandungi nama-nama dan alamat-alamat penerima-penerima Data yang berpotensi dengan menghubungi wakil sumber manusia tempatan anda:. Anda memberi kuasa kepada Syarikat, pembekal perkhidmatan pelan saham dan mana-mana penerima-penerima kemungkinan lain yang mungkin akan membantu Syarikat (pada masa sekarang atau pada masa depan) dengan melaksanakan, mentadbir dan menguruskan Pelan untuk menerima, memiliki, menggunakan, mengekalkan dan memindahkan Data, dalam bentuk elektronik atau lain-lain, bagi tujuan melaksanakan, mentadbir dan menguruskan penyertaan anda di dalam Pelan, termasuk segala pemindahan Data tersebut sebagaimana yang dikehendaki kepada broker, egen eskrow atau pihak ketiga dengan siapa syer Biasa saham diterima semasa peletakhakan saham terhad Opsyen mungkin didepositkan. Anda memahami bahawa Data hanya akan disimpan selagi ia adalah diperlukan untuk melaksanakan, mentadbir, dan menguruskan penyertaan anda dalam Pelan. Anda memahami bahawa sekiranya anda menetap di luar Amerika Syarikat, anda boleh, pada bila-bila masa, melihat Data, meminta maklumat tambahan mengenai penyimpanan dan pemprosesan Data, meminta bahawa pindaan-pindaan dilaksanakan ke atas Data, mengehadkan pemprosean Data atau menolak atau menarik balik persetujuan dalam ini, dalam mana-mana kes, tanpa kos, dengan menghubungi secara bertulis wakil sumber manusia tempatan. Selanjutnya, anda memahami bahawa anda memberikan persetujuan di sini secara sukarela semata-mata. Sekiranya anda tidak bersetuju, atau sekiranya anda kemudian membatalkan persetujuan anda, status pekerjaan atau perkhidmatan dan kerjaya anda dengan Syarikat tidak akan terjejas; satu-satunya akibat buruk sekiranya anda tidak bersetuju atau menarik balik persetujuan andaadalah bahawa Syarikat tidak akan dapat memberikan Opsyen saham terhad anda atau anugerah ekuiti lain atau mentadbir atau mengekalkan anugerah-anugerah tersebut. Oleh itu, anda memahami bahawa keengganan atau penarikan balik persetujuan anda boleh menjejaskan keupayaan anda untuk mengambil bahagian dalam Pelan. Untuk maklumat lebih lanjut mengenai akibat-akibat keengganan anda untuk memberikan keizinan atau penarikan balik keizinan, anda memahami bahawa anda boleh menghubungi wakil sumber manusia tempatan.
Sila ambil perhatian bahawa dengan menerima Perjanjian ini secara elektronik, anda mengesahkan bahawa anda secara eksplisit, sukarela, dan tanpa sebarang keraguan bersetuju dengan pengumpulan, penggunaan, dan pemindahan data peribadi anda mengikut terma-terma dalam notis ini. Walaubagaimanapun, jika atas apa-apa sebab-sebab tertentu anda tidak bersetuju dengan pemprosesan data peribadi anda, anda mempunyai hak untuk menolak persetujuan anda dengan menghubungi wakil sumber manusia tempatan anda:.

–Rev 1. 2024

MEXICO

Securities Law Information. You expressly recognize and acknowledge that the Company’s grant of the Stock Option and the underlying shares of Stock under the Plan have not been registered with the National Register of Securities maintained by the Mexican National Banking and Securities Commission and cannot be offered or sold publicly in Mexico. In addition, the Plan, the Agreement and any other document relating to the Stock Option may not be publicly distributed in Mexico. These materials are addressed to you only because of your existing relationship with the Company and these materials should not be reproduced or copied in any form. The offer contained in these materials does not constitute a public offering of securities but rather constitutes a private placement of securities addressed specifically to individuals who are present employees of the Employer in Mexico made in accordance with the provisions of the Mexican Securities Market Law, and any rights under such offering shall not be assigned or transferred.
Acknowledgement of the Agreement. By accepting the Stock Option, you acknowledge that have received a copy of the Plan and the Agreement, including this Addendum, which you have reviewed. You further acknowledge that you accept all the provisions of the Plan and the Agreement, including this Addendum. You also acknowledge that you have read and specifically and expressly approve the terms and conditions set forth in Section 13 of the Agreement, which clearly provide as follows:
(1)    Your participation in the Plan does not constitute an acquired right;
(2)    The Plan and your participation in it are offered by the Company on a wholly discretionary basis;
(3)    Your participation in the Plan is voluntary; and
(4)    The Company and its Affiliates are not responsible for any decrease in the value of any shares of Stock acquired at exercise of the Stock Option.
Reconocimiento del Contrato. Al aceptar la Opción, Usted reconoce que ha recibido una copia del Plan y del contrato, incluyendo este Apéndice, mismos que ha revisado. Usted reconoce, además, que acepta todas las disposiciones del Plan, y del contrato, incluyendo este Apéndice. También reconoce que ha leído y aprueba de forma expresa los términos y condiciones establecidos en la sección doce 13 del contrato que claramente dispone lo siguiente:
(1)    Su participación en el Plan no constituye un derecho adquirido;
(2)    El Plan su participación en el mismo son ofrecidos por la Compañía de forma totalmente discrecional;

–Rev 1. 2024

(3)    Su participación en el Plan es voluntaria; y
(4)    La Compañía y sus afiliados no son responsables por cualquier disminución en el valor de las Acciones adquiridas al momento de tener derecho conforme a la Opción.
Labor Law Acknowledgement and Policy Statement. By accepting the Stock Option, you acknowledge that Boston Scientific Corporation, with registered offices at 300 Boston Scientific Way, Marlborough, Massachusetts 01752, United States of America, is solely responsible for the administration of the Plan. You further acknowledge your participation in the Plan, the grant of the Stock Option and any acquisition of shares of Stock under the Plan do not constitute an employment relationship between you and Boston Scientific Corporation because you are participating in the Plan on a wholly commercial basis and your sole employer is a Mexican legal entity (“Boston Scientific-Mexico”). Based on the foregoing, you expressly acknowledge that the Plan and the benefits that you may derive from participation in the Plan do not establish any rights between you and your Employer, Boston Scientific-Mexico, and do not form part of the employment conditions and/or benefits provided by Boston Scientific-Mexico, and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of your employment.
You further understand that your participation in the Plan is the result of a unilateral and discretionary decision of Boston Scientific Corporation, therefore, Boston Scientific Corporation reserves the absolute right to amend and/or discontinue your participation in the Plan at any time, without any liability to you.
Finally, you hereby declare that you do not reserve to yourself any action or right to bring any claim against Boston Scientific Corporation for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and that you therefore grant a full and broad release to Boston Scientific Corporation its Affiliates, branches, representation offices, shareholders, officers, agents and legal representatives, with respect to any claim that may arise.
Reconocimiento de Ley Laboral y Declaración de la Política. Al aceptar el Otorgamiento de la Opción, Usted reconoce que Boston Scientific Corporation, con oficinas registradas en 300 Boston Scientific Way, Marlborough, Massachusetts 01752, Estados Unidos de América, es únicamente responsable de la administración del Plan. Usted además reconoce que su participación en el Plan, la concesión de Opción y cualquier adquisición de acciones de conformidad con el Plan no constituyen una relación de trabajo entre Usted y Boston Scientific Corporation, ya que Usted está participando en el Plan sobre una base totalmente comercial y su único patrón es una sociedad mercantil Mexicana (“Boston Scientific-México”). Derivado de lo anterior, Usted expresamente reconoce que el Plan y los beneficios que pueden derivarle de la participación en el Plan no establecen ningún derecho entre Usted y su Patrón, Boston Scientific-México, y no forman parte de las condiciones de trabajo y/o prestaciones otorgadas por Boston Scientific-México, y cualquier modificación

–Rev 1. 2024

al Plan o su terminación no constituirá un cambio o perjuicio de los términos y condiciones de su trabajo.
Usted además entiende que su participación en el Plan es resultado de una decisión unilateral y discrecional de Boston Scientific Corporation, por lo tanto Boston Scientific Corporation se reserva el derecho absoluto de modificar el Plan y/o discontinuar su participación en el Plan en cualquier momento, sin responsabilidad alguna para hacia Usted.
Finalmente, Usted declara que no se reserva acción o derecho alguno para presentar una reclamación o demanda en contra de Boston Scientific Corporation por cualquier compensación o daño o perjuicio en relación con cualquier disposición del Plan o los beneficios derivados del Plan y, por lo tanto, otorga un amplio y total finiquito a Boston Scientific Corporation, sus afiliados, afiliadas, sucursales, oficinas de representación, accionistas, directores, funcionarios, agentes y representantes con respecto a cualquier reclamación o demanda que pudiera surgir.
NETHERLANDS

Waiver of Termination Rights. By accepting the Stock Option, you hereby waive any and all rights to compensation or damages as a result of the termination of employment with Boston Scientific Corporation and the Employer for any reason whatsoever, insofar as those rights result or may result from (i) the loss or diminution in value of such rights or entitlements under the Plan, or (ii) your ceasing to have rights under, or ceasing to be entitled to any awards under the Plan as a result of such termination.

PERU

Securities Law Information. The grant of the Stock Option is considered a private offering in Peru; therefore, it is not subject to registration. For more information concerning the grant, you acknowledge that you should refer to the Plan, the Agreement, and any other materials made available by the Company. For more information regarding the Company, you acknowledge that you should refer to the Company’s most recent annual report on Form 10-K and quarterly report on Form 10-Q available at www.sec.gov.

Additional Acknowledgement of Nature of Plan and the Stock Option. By accepting the Stock Option, you understand, acknowledge and agree that the Stock Option are being granted ex gratia by the

POLAND

No country-specific provisions.

–Rev 1. 2024

PORTUGAL

Language Consent. You hereby expressly declare that you have full knowledge of the English language and have read, understood and fully accepted and agreed with the terms and conditions established in the Plan and the Agreement.
Conhecimento da Lingua. Por meio do presente, eu declaro expressamente que tem pleno conhecimento da língua inglesa e que li, compreendi e livremente aceitei e concordei com os termos e condições estabelecidas no Plano e no Acordo.

PUERTO RICO

No country-specific provisions.

ROMANIA
Language Consent. By accepting the grant of the Stock Option, you acknowledge that you are proficient in reading and understanding English and fully understand the terms of the documents related to the grant (the Agreement and the Plan), which were provided in the English language. You accept the terms of those documents accordingly.
Consimtamant cu Privire la Limba. Acceptând acordarea opțiune de stoc, recunoașteți că sunteți competenți în citirea și înțelegerea limbii engleze și înțelegeți pe deplin termenii documentelor legate de subvenție (Acordul de acordare și planul), care au fost furnizate în limba engleză. Acceptați termenii acestor documente în consecință.
RUSSIA

THE PROVISIONS BELOW ARE CURRENT AS OF DECEMBER 2022 AND MAY NOT ADDRESS THE CURRENT LEGAL AND TAX CONSIDERATIONS AND REQUIREMENTS ASSOCIATED WITH AWARDS IN RUSSIA. YOU SHOULD CONSULT WITH A LEGAL AND TAX ADVISOR TO ENSURE COMPLIANCE WITH APPLICABLE LAW AS IT RELATES TO YOUR PARTICIPATION IN THE PLAN.

U.S. Transaction. You understand that the Stock Option shall be valid and this Agreement shall be concluded and become effective only when the Agreement is received by the Company in the United States. Upon exercise of the Stock Option, any shares of Stock to be issued to you shall be delivered to you through a bank or brokerage account in the United States. In no event will shares of Stock be delivered to you in Russia; instead, all shares of Stock acquired upon exercise of the Stock Option will be maintained on your behalf in the United States. You are not permitted to sell shares of Stock acquired at vesting directly to a Russian legal entity or resident.
Securities Law Information. You acknowledge that the Stock Option, the Equity Award and Acceptance Summary, the Agreement, the Plan and all other materials that you may receive regarding participation in the Plan do not constitute advertising or an offering of securities in

–Rev 1. 2024

Russia. The shares of Stock acquired pursuant to the Plan have not and will not be registered in Russia and, therefore, neither the Stock Option nor the shares of Stock may be used for offering or public circulation in Russia.
Cashless Exercise Provision. Notwithstanding anything to the contrary in the Agreement, depending on the development of local regulatory requirements, the Company reserves the right to restrict exercise of your Stock Option to a cashless exercise through a licensed securities broker acceptable to the Company, such that all shares of Stock subject to the exercised Stock Option will be sold immediately upon exercise and the proceeds of sale, less the Grant Price, any Tax-Related Items and broker’s fees or commissions, will be remitted to you in accordance with any applicable exchange control laws and regulations.

Repatriation Requirements. You agree to promptly repatriate proceeds resulting from the sale of shares of Stock acquired under the Plan to a foreign currency account at an authorized bank in Russia if legally required at the time shares of Stock are sold and to comply with all applicable local foreign exchange rules and regulations. Neither the Company nor any of its Affiliates shall be liable for any fines or penalties resulting from your failure to comply with applicable laws.

The repatriation requirement may not apply with respect to cash amounts received in an account that is considered by the Central Bank of Russia to be a foreign brokerage account opened with a financial market institution other than a bank. Statutory exceptions to the repatriation requirement also may apply.

Anti-Corruption Notification. Anti-corruption laws prohibit certain public servants, their spouses and their dependent children from owning any foreign source financial instruments (e.g., shares of Stock of foreign companies such as the Company). Accordingly, you should inform the Company if you are covered by these laws because you should not hold shares of Stock acquired under the Plan.
Labor Law Information. If you continue to hold shares of Stock acquired upon exercise of the Stock Option after an involuntary termination of employment, you may not be eligible to receive unemployment benefits in Russia.
Vesting and Exercise of Stock Option. Depending on the development of local regulatory requirements, the Company reserves the right to postpone the vesting and/or the ability to exercise the Stock Option, to restrict exercise of the Stock Option to a cashless sell-all exercise and/or to pay any proceeds related to the Stock Option to you through local payroll, or to cancel the Stock Option for no consideration.

–Rev 1. 2024

SAUDI ARABIA

Securities Law Information. The grant of the Stock Option is not subject to the regulations concerning public offers and private placements under the Law on Capital Markets.

SINGAPORE

Private Placement. The grant of the Stock Option under the Plan is being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”). The Plan has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore and is not regulated by any financial supervisory authority pursuant to any legislation in Singapore. Accordingly, statutory liability under the SFA in relation to the content of prospectuses would not apply. You should note that the Stock Option is subject to section 257 of the SFA and you will not be able to make any subsequent sale of the shares of Stock in Singapore, or any offer of such subsequent sale of the shares of Stock subject to the Stock Option in Singapore, unless such sale or offer in is made (i) after six months from the Grant Date or (ii) pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA.

SOUTH AFRICA

Securities Law Information. In compliance with South African securities law, the documents listed below are available for review on the Company’s external and internal sites at the web addresses listed below:
1.    Boston Scientific Corporation’s most recent Annual Report (Form 10-K): https://www.sec.gov/cgi-bin/browse-edgar?CIK=bsx&owner=exclude&action=getcompany&Find=Search.
2.    The Boston Scientific Corporation Amended and Restated 2011 Long-Term Incentive Plan: This document can be accessed at https://us.etrade.com/home -> My Stock Plan -> Holdings -> click on a grant date and select “View Grant Documents”.
3.    Boston Scientific Corporation Non-Qualified Stock Option Grant and Amended and Restated 2011 Long-Term Incentive Plan Q&A Summary Sheet: This document can be accessed at https://us.etrade.com/home -> My Stock Plan -> Holdings -> click on a grant date and select “View Grant Documents”.
4.    Boston Scientific Corporation Equity Award and Acceptance Summary: This
document can be accessed at https://us.etrade.com/home -> My Stock Plan ->
Holdings -> click on a grant date and select “View Grant Documents”.

–Rev 1. 2024

You acknowledge that you may have copies of the above documents sent to you, at no charge, on written request being mailed to Boston Scientific Corporation, attn: Corporate Compensation, 300 Boston Scientific Way, Marlborough, MA 01752, USA.

You understand that you are advised to carefully read the materials provided before making a decision whether to participate in the Plan and to contact your tax advisor for specific information concerning your personal tax situation with regard to Plan participation.

SOUTH KOREA

Consent to Collection, Processing and Transfer of Personal Data. By electronically accepting this Agreement:

1.You agree to the collection, use, processing and transfer of Data as described in Section 12 of the Agreement; and

2.You agree to the processing of your unique identifying information (resident registration number) as described in Section 12 of the Agreement.

Domestic Broker Requirement for Selling Shares. Residents of South Korea may not be permitted to sell foreign securities (such as shares of Stock acquired under the Plan) through non-Korean brokers (such as Morgan Stanley Smith Barney LLC and its affiliates) or deposit funds resulting from the sale of shares of Stock in an account with an overseas financial institution. For this reason, you may be restricted from using a cashless exercise method to exercise the Stock Option. If you wish to sell shares of Stock acquired under the Plan, applicable law may require you to transfer the shares of Stock to a domestic investment broker in Korea and to effect the sale through such broker. You acknowledge and agree that you are solely responsible for engaging a domestic broker, to the extent required. Non-compliance with the requirement to sell shares of Stock through a domestic broker can result in significant penalties. Because applicable law and regulations may change without notice, you should consult with a legal advisor to ensure compliance with applicable law as it relates to your participation in the Plan.

SPAIN

Acknowledgement of Discretionary Nature of the Plan; No Vested Rights. This provision supplements the terms of the Agreement.

In accepting the Stock Option grant, you acknowledge that you consent to participation in the Plan and have received a copy of the Plan.

You understand that the Company has unilaterally, gratuitously and in its sole discretion granted Stock Options under the Plan to individuals who may be employees of the Company or its Affiliates throughout the world. The decision is a limited decision that is entered into upon the

–Rev 1. 2024

express assumption and condition that any grant will not economically or otherwise bind the Company or any of its Affiliates on an ongoing basis. Consequently, you understand that the Stock Option is granted on the assumption and condition that the Stock Option and the shares of Stock acquired upon exercise of the Stock Option shall not become a part of any employment contract (either with the Company or any of its Affiliates) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. In addition, you understand that this grant would not be made to you but for the assumptions and conditions referenced above; thus, you acknowledge and freely accept that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, the Stock Option grant shall be null and void.

You understand and agree that, as a condition of the Stock Option grant, your termination of employment for any reason (including the reasons listed below) will automatically result in the loss of the Stock Option to the extent the Stock Option has not vested as of date you cease active employment. In particular, you understand and agree that any unvested Stock Option as of the date you cease active employment and any vested portion of the Stock Option not exercised within the post-termination exercise period set out in the Agreement will be forfeited without entitlement to the underlying shares of Stock or to any amount of indemnification in the event of the termination of employment by reason of, but not limited to, resignation or retirement prior to the first anniversary of the Grant Date, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without cause, individual or collective dismissal on objective grounds, whether adjudged or recognized to be with or without cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, unilateral withdrawal by the Employer and under Article 10.3 of the Royal Decree 1382/1985. You acknowledge that you have read and specifically accept the conditions referred to in the Agreement regarding the impact of a termination of employment on your Stock Option.

BY ELECTRONICALLY ACCEPTING THIS AGREEMENT, YOU ACKNOWLEDGE, UNDERSTAND AND AGREE TO THE TERMS AND CONDITIONS OF THE PLAN, THE AGREEMENT AND THIS ADDENDUM.

SWEDEN

Tax Withholding. The following provision shall supplement Section 10 of the Agreement:

Without limiting the Company’s and the Employer’s authority to satisfy their withholding obligations for Tax-Related Items as set forth in the Section 10 of the Agreement, in accepting the grant of the Stock Option, you authorize the Company to sell shares of Stock otherwise deliverable to you upon exercise of the Stock Option to satisfy Tax-Related Items, regardless of whether the Company and/or the Employer have an obligation to withhold such Tax-Related Items.

–Rev 1. 2024

TAIWAN

Securities Law Information. This Award and the shares of Stock to be issued pursuant to the Plan are available only for Employees. The Award is not a public offer of securities by a Taiwanese company.

TURKEY

Securities Law Information. Under Turkish law, you are not permitted to sell shares of Stock acquired under the Plan in Turkey. The shares of Stock are currently traded on the New York Stock Exchange, which is located outside Turkey and the shares of Stock may be sold through this exchange.

UNITED ARAB EMIRATES

Securities Law Information. The Plan is an employee equity incentive plan and is only being offered to select employees in the United Arab Emirates. The Plan and the Agreement are intended for distribution only to such employees and must not be delivered to, or relied on by, any other person. The Emirates Securities and Commodities Authority has no responsibility for reviewing or verifying any documents in connection with the Plan. Neither the Ministry of Economy nor the Dubai Department of Economic Development have approved the Plan or the Agreement nor taken steps to verify the information set out therein, and have no responsibility for such documents. You should conduct your own due diligence on the securities offered under the Plan. If you do not understand the contents of the Agreement or the Plan, you should consult an authorized financial advisor.

UNITED KINGDOM

Income Tax and Social Insurance Contribution Withholding. The following provision shall supplement Section 10 of the Agreement:
Without limitation Section 10 of the Agreement, you agree that you are liable for all Tax-Related Items and hereby covenant to pay all such Tax-Related Items, as and when requested by the Company, the Employer or by HM Revenue and Customs (“HMRC”) (or any other tax authority or any other relevant authority). You also agree to indemnify and keep indemnified the Company and the Employer against any Tax-Related Items that they are required to pay or withhold or have paid or will pay on your behalf to HMRC (or any other tax authority or any other relevant authority).

–Rev 1. 2024

Notwithstanding the foregoing, you understand that if you are a director or executive officer (within the meaning of Section 13(k) of the U.S. Securities Exchange Act of 1934, as amended), the terms of the immediately foregoing provision may not apply. In the event that you are a director or executive officer and income tax due is not collected from or paid by you within 90 days after the UK tax year in which an event giving rise to the indemnification described above occurs, the amount of any uncollected tax may constitute a benefit on which additional income tax and national insurance contributions may be payable. You acknowledge that you ultimately will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company or the Employer (as applicable) for the value of any employee national insurance contributions due on this additional benefit, which the Company and/or the Employer may recover from you at any time thereafter by any of the means referred to in Section 10 of the Agreement.

Exclusion of Claim. You acknowledge and agree that you will have no entitlement to compensation or damages insofar as such entitlement arises or may arise from your ceasing to have rights under or to be entitled to the Award, whether or not as a result of your termination of employment (whether the termination is in breach of contract or otherwise), or from the loss or diminution in value of the Award. Upon the grant of your Award, you shall be deemed irrevocably to have waived any such entitlement.

*    *    *    *

–Rev 1. 2024

APPENDIX A

CONSENT LETTER
102 CAPITAL GAIN AWARDS FOR PARTICIPANTS RESIDING IN ISRAEL
Dear Participant,
Boston Scientific Corporation (the “Company”) has elected to apply the capital gains route in accordance with the provisions of Section 102 of the Israeli Income Tax Ordinance (the “Ordinance”) on awards granted under the Boston Scientific Corporation Amended and Restated 2011 Long-Term Incentive Plan (the “Incentive Plan”) to Israeli Participants (as defined in the Israeli sub-plan to the Incentive Plan (the “Israel Sub-Plan”), which was approved by the Executive Compensation and Human Resources Committee of the Company’s Board of Directors on November 14, 2022) and any future incentive plan implemented by the Company in Israel (“Awards” and “Capital Gains Route”), subject to the Company’s absolute discretion to change such election on future grants, with or without advance notice. Unless otherwise notified to you in writing by the Company, the Awards shall be granted to you under the Capital Gains Route, subject to compliance with the requirements of such tax route.
The Capital Gains Route election will enable you to enjoy lower tax rates on a portion of the income received upon disposition of the shares of Company common stock (“Shares”) issued to you from or in connection to the Awards, provided however that all the requirements under Section 102 of the Ordinance and the Income Tax (Tax Abatement on the Grant of Shares to Employees) Regulations 2003 (the “Regulations”) are met.
Below you will find a brief description of the Israeli income tax consequences of the Capital Gains Route. PLEASE NOTE THAT THE SUMMARY BELOW IS ONLY A BRIEF SUMMARY THAT DOES NOT COVER ALL THE PROVISIONS OF SECTION 102 OF THE ORDINANCE AND THE REGULATIONS AND IS NOT INTENDED TO PROVIDE ANY TAX ADVICE. IN ADDITION, THE TAX LAWS AND REGULATIONS DESCRIBED HEREIN ARE SUBJECT TO CHANGE. THEREFORE, IT IS RECOMMENDED THAT YOU CONSULT WITH A TAX ADVISER BEFORE ACCEPTING THE TERMS OF THIS CONSENT LETTER OR BEFORE ACCEPTING ANY AWARDS OR DISPOSING OF SHARES.
The main restrictions that are included under Section 102 of the Ordinance are as follows:
(1) Your Awards and the Shares issued under such Awards will be held in trust or controlled by a trustee for at least a period determined in Section 102 under the Capital Gains Route (“Required Holding Period”) (currently twenty-four months from the date in which the Awards were granted to you).

–Rev 1. 2024

(2) During the Required Holding Period you will not be able to sell, pledge, release from trust or otherwise perform any transaction in connection to the Awards or Shares granted to you.
Provided that all conditions set by the Ordinance under the Capital Gains Route are met, including the above conditions, you will, in general, be taxed as follows:
•The lower of (1) the difference between the fair market value of the underlying Shares on the grant date and the exercise price (plus any transactional expenses incurred in connection with the sale) and (2) the difference between the sale proceeds and the exercise price (plus any transactional expenses incurred in connection with the sale) will be treated as ordinary income subject to income tax and employee/employer social insurance contributions (to the extent the applicable contribution ceiling has not been exceeded). For tax purposes, the fair market value of the Shares at grant is deemed to be the average price of the Shares over the 30 trading days preceding the grant.
•The remainder of the gain, if any, will be treated as a capital gain and will be taxed at the capital gains tax rate of 25%.  No social insurance contributions will be due on this portion of the gain.
In addition, a surtax may be imposed if your income is in excess of the applicable annual threshold.
If you sell your Shares, or release the Shares from trust, before the end of the Holding Period, you will immediately be subject to income tax on the gain, at your marginal income tax rate, and will be also required to pay social security and health tax contributions on all your profit.
In order to enable you to enjoy the benefits of the Capital Gains Route, please express your acceptance and confirmation of the following terms, by accepting the Award through the electronic acceptance procedures established by the Company:
1.    I undertake to comply with all the terms and conditions set under Section 102 of the Ordinance with regard to the Capital Gains Route and the Regulations.
2.    I have had the opportunity to obtain the advice of counsel prior to accepting this Consent Letter. I am familiar with and understand the provisions of Section 102 of the Ordinance in general, and the tax arrangement under the Capital Gains Route in particular, and agree to comply with such provisions, as amended from time to time.
3.    I agree that Awards granted to me, and the Shares that may be derived from such Awards, will be held or controlled by a trustee for at least the duration of the Required

–Rev 1. 2024

Holding Period, as determined in Section 102 under the Capital Gains Route (currently twenty-four months from the date in which the Awards were granted).
4.    I agree to the trust deed signed between the Company, my employer and the trustee available at Trust Deed RSU-Stock Option - Hebrew.pdf.
5.    I understand that any release of such Awards or Shares from trust, or any sale of the Shares prior to the termination of the Required Holding Period, will result in taxation at my marginal tax rate, in addition to deductions of appropriate social security and health tax contributions.
6.    I authorize the Company and/or my employer to provide the trustee with any information required for administrating the grant of the Awards, including without limitation information about my Awards, income tax rates, salary bank account, contact details and identification number and any reasonable information required by the trustee.
7.     I declare that I am a resident of the state of Israel for tax purposes and agree to notify the Company upon any change in the residence address and acknowledge that if I cease to be an Israeli resident or if my engagement with the Company or any affiliate is terminated, the Awards and underlying Shares shall remain subject to Section 102, the trust agreement and the applicable equity plan and grant document.
8.    I understand and agree that until the Company will determine otherwise, my acceptance of the terms of this Consent Letter will be sufficient, to apply to all potential future grants of Awards. I hereby confirm that by accepting this Consent Letter, I will be deemed to have elected to accept the terms and conditions herein in respect of any such potential future grant of Awards.
9.     I acknowledge, understand and agree that the Awards are an extraordinary, one-time benefit granted to me, and do not create any contractual or other right to receive future grant of Awards.
10.     I understand that neither the Company nor any affiliates guarantee that any Awards granted to me will be eligible for tax benefits pursuant to the Capital Gains Route and I agree that I will not hold the Company and/or any affiliate and/or the trustee liable for any tax consequences relating to my Awards, including any penalties or other negative tax consequences I could receive or be subject to if my Awards do not obtain the Capital Gains Route tax treatment, regardless of the reason for the Capital Gains Route tax treatment not being available.
*    *    *    *

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–Rev 1. 2024

ANNEX 1

OFFER DOCUMENT

BOSTON SCIENTIFIC CORPORATION
AMENDED AND RESTATED 2011 LONG-TERM INCENTIVE PLAN

OFFER TO AUSTRALIAN RESIDENT EMPLOYEES

INVESTMENT IN SHARES OF STOCK INVOLVES A DEGREE OF RISK. EMPLOYEES WHO PARTICIPATE IN THE PLAN SHOULD MONITOR THEIR PARTICIPATION AND CONSIDER ALL RISK FACTORS RELEVANT TO THE ACQUISITION OF SHARES OF STOCK UNDER THE PLAN AS SET OUT IN THIS OFFER DOCUMENT AND THE ADDITIONAL DOCUMENTS. ANY ADVICE CONTAINED IN THIS OFFER DOCUMENT IN RELATION TO THE STOCK OPTION BEING OFFERED UNDER THE PLAN DOES NOT TAKE INTO ACCOUNT THE OBJECTIVES, FINANCIAL SITUATION AND NEEDS OF ANY INDIVIDUAL EMPLOYEE. EMPLOYEES SHOULD CONSIDER OBTAINING THEIR OWN FINANCIAL PRODUCT ADVICE FROM A PERSON LICENSED BY THE AUSTRALIAN SECURITIES AND INVESTMENTS COMMISSION (“ASIC”) TO GIVE SUCH ADVICE.

OFFER TO AUSTRALIAN RESIDENT EMPLOYEES

BOSTON SCIENTIFIC CORPORATION
AMENDED AND RESTATED 2011 LONG-TERM INCENTIVE PLAN

This ESS Offer Document sets out information about the invitation to participate in the Boston Scientific Corporation Amended and Restated 2011 Long-Term Incentive Plan (the “Plan”) for Australian resident employees of Boston Scientific Corporation (the “Company”) and its Affiliates. The offer to participate in the Plan is being made under Division 1A of Part 7.12 of the Corporations Act 2001 (the “Act”, and “Division 1A of the Act”). For purposes of Division 1A of the Act, this document is to be regarded as an ESS Offer Document.

The purpose of the Plan is to encourage ownership in the Company by key personnel whose long-term employment is considered essential to the Company’s continued progress, and thereby, encourage recipients to act in the shareowners’ interest and share in the Company’s success. We hope you will take the time to review this information carefully.

Terms defined in the Plan have the same meaning in this ESS Offer Document.

1.    OFFER OF STOCK OPTIONS

This is an offer made by the Company under the Plan to eligible employees of the Company or an Affiliate to accept stock options (an “Award”) granted under and in accordance with the terms of the Plan.

2.    TERMS OF GRANT

The specific terms of your of grant are set out in the Global Non-Qualified Stock Option Award Agreement and addendum (“Option Agreement” or “Award Agreement”).

The Award Agreement forms part of this ESS Offer Document. The rules of the Plan are incorporated into the Award Agreement and this ESS Offer Document by reference. By accepting a grant of the Award, you will be bound by the rules of the Plan and the applicable Award Agreement.

3.    ADDITIONAL DOCUMENTS

In addition to the information set out in this ESS Offer Document, the following documents (collectively “Additional Documents”) are made available to you and set out the specific terms of your grant:

(a)the Plan;
(b)the Non-Qualified Stock Option Prospectus Letter;

(c)the Plan Equity Award and Acceptance Summary;
(d)the Option Agreement;
(e)the Non-Qualified Stock Option Grant and Plan Global Q&A Summary Sheet; and
(f)the Stock Options Tax Supplement.

The Additional Documents provide further information necessary to make an informed investment decision in relation to your participation in the Plan.

4.    RELIANCE ON STATEMENTS

You should not rely upon any oral statements made to you in relation to this offer. You should only rely upon the statements contained in this ESS Offer Document and the Additional Documents when considering your participation in the Plan.

5.    WHAT IS A STOCK OPTION?

A stock option gives its holder the right, but not the obligation, to purchase a specified number of shares of Stock at a specified exercise price if certain conditions are met. A stock option is subject to a substantial risk of forfeiture and to restrictions on its sale or other transfer.

6.    HOW MANY SHARES OF STOCK WILL I RECEIVE UNDER THE STOCK OPTION AWARD AND WHAT IS THE PURCHASE PRICE OF THE SHARES OF STOCK?

The number of shares of Stock subject to the stock option award is set forth in the Option Agreement. Please note that you do not pay any monetary consideration to receive the stock options. However, you will have to pay an exercise price to receive shares of Stock upon exercise of the stock option.

7.    WHAT IS THE EXERCISE PRICE OF THE STOCK OPTION?

The exercise price for the stock option is set out in the Option Agreement. The exercise price is denominated in U.S. dollars and must be paid in U.S. dollars. The Australian dollar amount required to exercise the stock options and acquire shares of Stock will be that amount which, when converted into U.S. dollars on the date of exercise, equals the exercise price. The Australian dollar equivalent of the exercise price will change with fluctuations in the U.S./Australian dollar exchange rate. For information on how to obtain the U.S./Australian dollar exchange rate, see section 14 below.

8.    DO I HAVE RIGHTS AS A STOCKHOLDER OF THE COMPANY AS A RESULT OF AN AWARD OF STOCK OPTIONS?

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No. You will not have the right to receive any cash or stock dividends or to vote the shares of Stock underlying your stock options until you satisfy the terms and conditions of your Option Agreement, exercise the stock options and the Company actually delivers the underlying shares of Stock to you upon satisfaction of such terms and conditions. The terms and conditions of the stock options may include (but are not limited to) a requirement that you remain in the continuous service with the Company or an Affiliate for a specified period of time.

9.    WHO IS ELIGIBLE TO PARTICIPATE IN THE PLAN?

The following individuals may be granted an Award under the Plan:

(i)a member of the Board or of the board of directors of an Affiliate (as defined in the Plan);

(ii)an employee of the Company; or

(iii)an employee of an Affiliate (as defined in the Plan).

10.    HOW MANY SHARES OF STOCK ARE AVAILABLE FOR ISSUANCE UNDER THE PLAN?

Up to 168,450,000 shares of Common Stock may be subject to awards granted under the Plan. Shares of Common Stock delivered by the Company under the Plan may be authorized but unissued shares of Common Stock or previously issued shares of Common Stock acquired by the Company and held in treasury.

11.    HOW CAN I OBTAIN THE UPDATED AUSTRALIAN DOLLAR EQUIVALENT OF THE CURRENT MARKET VALUE OF A SHARE AND ADDITIONAL INFORMATION REGARDING THE PLAN?

You may ascertain the market price of the shares of Stock by obtaining the current trading price of the Company’s shares of Stock on the NYSE at http://www.nyse.com under the code “BSX”.

The Australian dollar equivalent of that price can be obtained at: http://www.rba.gov.au/statistics/frequency/exchange-rates.html

12.    ADDITIONAL INFORMATION RELEVANT TO AUSTRALIAN RESIDENT EMPLOYEES

Any advice given by the Company in connection with the offer under the Plan is general advice only, and employees should consider obtaining their own financial

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product advice from an independent person who is licensed by ASIC to give such advice.

    12.1    Who administers the Plan?

The Plan is administered by the Administrator (the Executive Compensation and Human Resources Committee of the Board) except to the extent the Administrator delegates administration pursuant to the Plan.

Subject to certain limitations, the Administrator may delegate all or a portion of the administration of the Plan to one or more executive officers of the Company, to the extent permitted by Delaware law and U.S. regulations.

In accordance with Section 7 of the Plan, the Administrator may at any time or times amend, alter, suspend, discontinue or terminate the Plan, in whole or in part.

    12.2    What is a share of Stock in the Company?

Shares of common stock in a U.S. corporation are the same as ordinary shares of an Australian corporation. Each holder of Stock is entitled to one vote for every share of Stock held in the Company.

Dividends may be paid on the Stock out of any funds of the Company legally available for dividends at the discretion of the Board.

The only issued capital of the Company is currently common stock. The shares of Stock are listed and may be traded on the NYSE.

Shares of Stock are not subject to any further calls for payment of capital or for other assessment by the Company and have no sinking fund provisions, pre-emptive rights, conversion rights or redemption provisions.

    12.3    What additional risk factors apply to Australian residents’ participation in the Plan?

You should have regard to risk factors relevant to investment in securities generally and, in particular, to the holding of shares of Stock. For example, the price at which the shares of Stock are quoted on the NYSE may increase or decrease due to a number of factors. There is no guarantee that the price of the shares of Stock will increase. Factors which may affect the price of the shares of Stock include fluctuations in the domestic and international market for the listed stocks, general economic conditions, including interest rates, inflation rates, legislation or regulation, the nature of the markets in which the Company operates and general operational and business risks.

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More information about potential factors that could affect the Company's business and financial results is included in the Company's most recent Annual Report on Form 10-K and the Company's Quarterly Report on Form 10-Q. Copies of these reports are available at http://sec.gov and upon request to the Company.

In addition, you should be aware that the Australian dollar value of the shares of Stock you may acquire under the Plan will be affected by the U.S./Australian dollar exchange rate. Participating in the Plan involves risks related to fluctuations in this rate of exchange.

        12.4    What are the Australian taxation consequences of participating in the Plan?

Please see the Stock Options Tax Supplement for information regarding the Australian tax treatment of your Award.

    12.5    What are the U.S. taxation consequences of participation in the Plan?

Employees will not be subject to U.S. tax consequences by reason only of the acquisition of shares of Stock and/or the sale of shares of Stock. However, liability to U.S. taxes may accrue if an employee is otherwise subject to U.S. taxes.

Again, the above is an indication only of the likely U.S. taxation consequences for Australian resident employees who accepts the stock options granted under the Plan. Employees should seek advice as to the U.S. tax consequences of participation from their personal tax advisers.

13.    OTHER RESTRICTIONS

In addition to any other limitations as identified in this ESS Offer Document, the Plan or as prescribed by the Administrator from time to time under the terms of the Plan, there is an overall restriction on the number of shares of Stock that can be issued to Australian employees.

14.    STATUTORY TERMS AND CONDITIONS

As noted above, this offer is being made under Division 1A of Part 7.12 of the Act. To comply with that Division, the following terms are included:

A. Application period
This offer remains open until the date specified in your stock option (“Option”) documentation (the “Application Period”). You may accept this offer at any time up until then.

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B. Acquisition of Options
You cannot acquire any Options and purchase any shares of Stock until at least 14 days after receiving this ESS Offer Document. Accordingly, no such acquisition will occur until the 14th day after receiving this ESS Offer Document.

C. Terms relating to disclosure

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This offer is also subject to the following terms relating to disclosure:
(a) this ESS Offer Document and the terms of the offer:
(i) must not include a misleading or deceptive statement; and
(ii) must not omit any information that would result in this document or terms of the offer being misleading or deceptive;
(b) the Company must provide you with an updated ESS Offer Document as soon as practicable after becoming aware that the document that was provided has become out of date, or is otherwise not correct, in a material respect;
(c) each person mentioned in items 2, 3 and 4 of the table below must notify, in writing, the Company as soon as practicable if, during the Application Period, the person becomes aware that:
(i) a material statement in the documents mentioned in paragraph (a) is misleading or deceptive; or
(ii) information was omitted from any of those documents that has resulted in one or more of those documents being misleading or deceptive; or
(iii) a new circumstance has arisen during the Application Period which means the ESS Offer Document is out of date, or otherwise not correct, in a material respect; and
(d) if you suffer loss or damage because of a contravention of a term of the offer covered by paragraph (a), (b) or (c) above, you can recover the amount of loss or damage in accordance with the table below.
For the purposes of paragraph (d) above, an ESS participant must be able to recover loss or damage in accordance with the following table:
Item
You may recover loss or damage suffered as a result of a contravention of from these people...

1
a term of the offer covered by any of the following paragraphs:
paragraph (a) (misleading or deceptive statements and omissions);
paragraph (b) (out of date ESS Offer Document)
the Company

2
a term of the offer covered by any of the following paragraphs:
paragraph (a) (misleading or deceptive statements and omissions);
paragraph (b) (out of date ESS Offer Document)
each director of the Company

3
a term of the offer covered by any of the following paragraphs:
paragraph (a) (misleading or deceptive statements and omissions);
paragraph (b) (out of date ESS Offer Document)
a person named, with their consent, in an ESS Offer Document or the terms of the offer as a proposed director of the Company

4
a term of the offer covered by paragraph (a) (misleading or deceptive statements and omissions)
a person named, with their consent, in the ESS Offer Document or the terms of the offer as having made:
the misleading or deceptive statement; or
a statement on which the misleading or deceptive statement is based

5
a term of the offer covered by paragraph (c) (failure to notify the Company of misleading or deceptive statement and omissions or new circumstances)
the person mentioned in item 2, 3 or 4 of this table who failed to notify the Company in accordance with the term covered by paragraph (c)

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D. Exclusions from liability
A person mentioned in the table in section D above is not liable for any loss or damage suffered by you because of a contravention of a term of the offer covered by paragraph (a) or (b) of section D above if:
(a)the person:
(i)made all inquiries (if any) that were reasonable in the circumstances; and
(ii)after doing so, believed on reasonable grounds that the statement was not misleading or deceptive; or
(b)the person did not know that the statement was misleading or deceptive; or
(c)the person placed reasonable reliance on information given to the person by:
(i)if the person is a body corporate or a responsible entity of a registered scheme - someone other than a director, employee or agent of the body corporate or responsible entity; or
(ii)if the person is an individual—someone other than an employee or agent of the individual; or
(d)for a person mentioned in column 2 of item 3 or 4 of the table in section D above - the person proves that they publicly withdrew their consent to being named in the document in that way; or
(e)the contravention arose because of a new circumstance that has arisen since the ESS offer document was prepared and the person proves that they were not aware of the matter.

*    *    *    *    *
We urge you to carefully review the information contained in this Offer Document and the Additional Documents. If you have any questions, please send them to: BSCEquityCompSupport@bsci.com.

Yours sincerely,
Boston Scientific Corporation

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